EXHIBIT 10.1

GelTech Solutions, Inc.

Fourth Amendment to 2007 Equity Incentive Plan

GelTech Solutions, Inc. amends its 2007 Equity Incentive Plan (the “Plan”) as follows:

1.

Section 4 shall be amended by deleting “3,500,000” and replacing it with:

 “4,500,000, less any Stock Rights previously granted or exercised.”

Effective as of June 18, 2012.